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                                                                    Exhibit 10.6

                       SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

                                       OF

                               THE PROVIDENT BANK

          WHEREAS, The Provident Bank, a New Jersey savings bank (the "Bank") has established and presently maintains in effect a savings plan for its employees, called The Provident Bank Employee Savings Incentive Plan (the "Savings Plan") which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, the Code contains certain limitations in Sections 401(a)(17), 401(m), and 415 upon the maximum amount of compensation which may be considered in computing annual additions under defined contribution plans qualified under the Code and upon the maximum annual additions which may be allocated under defined contribution plans qualified under the Code, respectively;

          WHEREAS, under the terms of the Savings Plan, certain employees of the Bank covered thereby would be, or might be expected to become, entitled to annual additions which exceed the limitations imposed by Sections 401(a)(17), 401(m), and 415 of the Code upon defined contribution plans and which could, if paid pursuant to the Savings Plan, cause the plan to cease to be qualified;

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          WHEREAS, under the terms of the Savings Plan, deferred compensation in the form of deferred raises is excluded in determining annual additions;

          WHEREAS, the Bank desires to provide such excess benefits for employees affected, and to include deferred compensation in the form of deferred raises in the determination of such excess benefits, in a manner consistent with both the Code and with the Bank's present policies with respect to its employees;

          WHEREAS, effective January 1, 1990, with retroactive applications to January 1, 1988, the Bank adopted the Supplemental Executive Savings Plan of The Provident Bank, and

          WHEREAS, in accordance with resolutions of its Board of Managers at the meetings of December 17, 1992 and June 23, 1994, the Bank restated the Supplemental Executive Savings Plan in 1995;

          WHEREAS, the Bank desires to add a "Change in Control" provision, change the investment strategy of the Plan, and to allow participants to make contributions on a pre-tax basis;

          NOW, THEREFORE, in accordance with resolutions of its Board of Managers at the meeting of December 18, 1997 the Bank restates the Supplemental Executive Savings Plan as hereinafter set

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forth:

     1. Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Bank whose benefits under the Savings Plan are affected by Section 401(a)(17), 401(m), or
          Section 415 of the Code and who are designated by the Board of Managers to participate in this Plan (hereinafter "Employee").

     2. The Bank will pay to or in respect of each Employee an amount equal to the amount which would have been payable under the terms of the Savings Plan but for the limitations under Sections 401(a)(17), 401(m), and 415 of the Code less the amount payable under the terms of the Savings Plan. The Bank will also pay to or in respect of each Employee an amount equal to the amount which would have been payable under the terms of the Savings Plan for any deferred compensation in the form of deferred raises. Such amounts, which shall be contingent upon the Employee deferring 5% of his Compensation, on a pre-tax basis, (minus the amount actually contributed to the Savings Plan) to this Plan, shall be paid commencing no later than ninety (90) days following termination of employment, but in no event before age 60, in 180 monthly installments.

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     3.   The accounts of Participants who are not employed by The Provident
          Bank on or after January 1, 1998 shall be allocated earnings once a month at the same rate as the Provident prime rate. The Bank shall establish a Fund in order to provide for the payment of the amounts due under this Plan to employees who are employed by The Provident Bank on or after January 1, 1998. The Fund shall be held separate and apart from other assets of the Bank and shall be used exclusively for the uses and purposes herein set forth. The Employees, their beneficiaries, and the Plan shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Fund prior to the time such assets are to be paid to the Employee or his beneficiary as set forth in the Plan. All rights created under the Plan shall be deemed unsecured contractual rights of the Employees against the Bank until such time as the Employees or their beneficiaries are entitled to receipt of their separate account.

     4. The Fund shall be invested by the Board of Managers, in its sole discretion, after consulting with the eligible Employees (those who are employed by The Provident Bank on or after January 1, 1998) in a portfolio of assets. The portfolio of assets shall consist of any combination of stocks, bonds, notes, mutual funds, certificates of

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          deposit, money-market funds, or other cash equivalent investments. A separate account shall be maintained in the name of each eligible employee which account shall reflect the amount of each Employee's contributions and the Bank's contributions on his behalf and any distributions to such Employee. From time to time, the value of each account shall be adjusted to reflect its proportionate share of the net increment or decrement in the portfolio of assets due to all interest, dividends and other income received, as well as any realized and unrealized gains and losses. For purposes of making any distribution under paragraph 2 above the value of an eligible Employee's interest in the portfolio shall be its value (adjusted as aforesaid) as of the last day of the month next preceding the month distribution occurs. Appropriate payroll and other taxes shall be withheld from all payments made under the terms of this Plan.

     5. Any benefits payable under this Plan which are attributable to the Bank's contributions and the earnings on these contributions shall become vested under the same terms and conditions as the respective benefits provided under the Savings Plan. Any benefits payable under this Plan which are attributable to the Employee's contributions and the earnings on these contributions shall be immediately 100% vested.

     6. The undistributed balance, if any, of each Employee's separate account shall be distributed to his Beneficiary upon his death. The Employee's Beneficiary shall be the person who is his beneficiary in the Savings Plan.

     7. Notwithstanding any other provision of this Plan, the undistributed balance of each Employee's separate account shall be distributed to him within 60 days after the date of a "Change in Control" as hereafter defined. For purposes hereof, a "Change in Control" shall be deemed to have occurred if The Provident Bank is merged or consolidated with, or acquired or controlled by, any person, company or financial institution; provided, however, that no Change in Control shall be deemed to have occurred as a result of the following events:
          (a) a merger or consolidation of The Provident Bank with one or more financial institutions in which The Provident Bank is the "receiving savings bank" (as defined in N.J.S.A. 17:9A-205 (B)(2)), or in which The Provident Bank is otherwise deemed to be the successor entity; (b) a conversion of The Provident Bank into a capital stock savings bank pursuant to federal or state law, provided that the capital stock savings bank (or its parent holding company) is not "controlled" by any person or company, as defined in the federal Bank Holding Company Act (other than mutual holding company formed by The Provident Bank); (c) the formation of a mutual holding company and subsidiary capital stock savings bank by The Provident Bank, provided that at least a majority of the capital of the subsidiary capital stock savings bank or its parent holding company is owned by the mutual holding company; or (d) a charter conversion by The Provident Bank into any other form of state or federally-chartered financial institution.

     8. The Board of Managers may amend the Plan at any time and from time to time in such manner as it shall determine and any amendment may be given retroactive effect, except that no amendment may reduce or eliminate any benefit which accrued to any Employee under the Plan prior to the date of the amendment without the consent of the affected Employee. The Plan shall terminate upon the termination of the Savings Plan, unless sooner terminated by the Board of Managers.

     9. Except as otherwise provided by law, the right of any Employee to any benefit or payment hereunder is expressly made subject to the condition and limitation that it shall not be subject to alienation, assignment, attachment, execution, or other process.

     10. If the Board of Managers determines that an eligible member (or the designated beneficiary of an eligible member) is unable to manage his affairs, it may, in its sole discretion, pay any amount due to such person to the individual or institution then providing for the care, maintenance and support of such person, unless prior to such payment claim shall be made therefore by a duly appointed guardian, committee or other legal representative designated to receive such payment on behalf of such person.

     11. In the event it becomes necessary or appropriate to interpret the Plan, the Bank hereby delegates the authority to interpret the provisions of the Plan to those persons, who, from time to time, have such authority with respect to, and under the Savings Plan.

     12. In the event that any claim for benefits, which must initially be submitted in writing to the Board of Managers, is denied (in whole or in part) hereunder, the claimant shall receive from the Bank notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for the denial, with specific reference to pertinent provisions of this Plan. The interpretations and construction hereof by the Board of Managers shall be binding and conclusive on all persons and for all purposes. Any disagreements about such interpretations and construction shall be submitted to an arbitrator subject to the rules and procedures established by the American Arbitration Association. No member of the Board of Managers shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

     13. Whenever used hereto, the term "Board of Managers" shall mean the Board of Managers of The Provident Bank. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

     14. Whenever used hereto, the term "Compensation" shall mean, for any applicable period, the total earnings of a Participant and shall include deferred compensation in the form of deferred raises. However, compensation shall exclude bonuses, commissions, severance pay, reimbursements for expenses and any other fringe benefits.

     15. The Plan shall be interpreted and construed in accordance with the laws of the State of New Jersey.

                                  Approved by:


/s/ Paul M. Pantozzi
----------------------------------------------------
PAUL M. PANTOZZI, CHAIRMAN, CHIEF EXECUTIVE OFFICER,
                  and PRESIDENT

DATED: March 17, 1998

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

                       SUPPLEMENTAL EXECUTIVE SAVINGS PLAN
                                       OF
                               THE PROVIDENT BANK


                              Amendment Number One

     WHEREAS, The Provident Bank (the "Bank") sponsors the Supplemental Executive Savings Plan (the "Plan") of Provident Bank for the benefit of certain senior executives whose benefits are limited under The Provident Bank Employee Savings Incentive Plan, a tax-qualified thrift savings plan (the "Savings Plan") due to limitations imposed by Sections 401(a)(17), 401(m) and 415 of the Internal Revenue Code ("Code") (hereinafter, said limitations shall be referred to collectively as the "Applicable Limitations"); and

     WHEREAS, in connection with its conversion to a stock form savings bank as the wholly-owned subsidiary of Provident Financial Services, Inc. (the "Company") and initial offering of the common stock of the Company (hereinafter "Company Stock"), the Bank intends to adopt a tax-qualified Employee Stock Ownership Plan ("ESOP") and to have the ESOP obtain a loan to purchase up to 8% of the shares issued in the offering; and

     WHEREAS, the Bank desires to amend the Plan in order to credit the accounts of Participants with supplemental ESOP benefits to the extent that the Applicable Limitations limit the amount of benefits to such persons in the tax-qualified ESOP;

     WHEREAS, the Bank also desires to amend the Plan to revise the definition of "change in control" to conform to the definition in its other benefit plans and arrangements, and for certain other purposes set forth herein.

     NOW THEREFORE, in consideration of the foregoing, the Supplemental Executive Savings Plan of The Provident Bank (the "Plan") is hereby amended effective October 1, 2002 in accordance with the following:

1. Paragraph "2" in the Plan shall be re-numbered as "2A". New Paragraph "2B" shall be added to the Plan to read as follows:

     "2B Supplemental ESOP Benefit. Each year, the Bank shall credit the account (or applicable sub-account) of each Participant, with a number of units of Phantom Stock, which number shall be determined in the following manner: the Bank shall determine (in accordance with such procedures as it may determine) the amount by which the Participant's maximum contribution under the ESOP exceeds his actual contribution due to the reductions imposed by the Applicable Limitations and then shall determine the number of shares of Stock such amount would have purchased under the ESOP if it had been contributed to the ESOP for the benefit of the Participant. The number of shares of Company Stock such amount would have purchased under the ESOP, shall for these purposes, be converted into units of Phantom Stock and shall be credited to the Participant's sub-account. The Bank's determination regarding "the number of shares of Company Stock such amount would have purchased under the ESOP" may take into consideration such factors as: whether the additional amount, if contributed to the ESOP, would have been used to repay an outstanding ESOP loan, and if so, the appropriate number of

Supplemental Executive Savings Plan
of The Provident Bank
Amendment Number One
Page 2

     additional shares to be released from the suspense account and allocated to theParticipant's account based on such ESOP loan payment.

     2B.1 Crediting of Earnings. Phantom Stock credited to a Participant's account under this Section shall be credited with dividends at the same time and in the same manner as is applicable to the Company Stock held in the Participant's account under the ESOP. Cash dividends allocated to a Participant's account shall be credited with interest at a rate determined by the Board of Managers.

     2B.2 Stock Dividends and Stock Splits. In the case of a stock dividend or stock split, additional units of Phantom Stock shall be credited to each Participant's account under the Plan.

     2B.3 Valuation of Sub-Accounts. The value of a Participant's ESOP sub-account shall be determined as of each "valuation date" (as determined by the Bank) in the following manner:

          (a) First, the Bank will add the earnings to the Participant's sub-account in accordance with Section 2B.1.

          (b) Next, all Bank contributions to the Participant's ESOP Sub-Account shall be credited in accordance with Section 2B.

          (c) Finally, a Participant's ESOP sub-account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant from said sub-account, if any.

          (d) Each Participant's ESOP sub-account shall be valued as of each valuation date or more frequently, as determined in the sole discretion of the Bank, and shall again be valued as of the date that a Participant receives a payment under the Plan attributable thereto, in accordance with the procedures established by the Bank.

          (e) All allocations to and deductions from a Participant's account under this Section 2B.3 shall be deemed to have been made on the applicable valuation date in the order of priority set forth in this Section, even though actually determined at a later date.

     2B.4 Distribution of Supplemental ESOP Benefit. Except to the extent that a different time or different manner of distribution is specifically set forth in this Plan, the supplemental ESOP benefit shall be distributed at the same time and in the same manner i.e., lump sum or installments, as the benefit payable under the ESOP."

2. Paragraph 4 under the Plan shall be re-numbered "4A". New paragraph "4B" shall be added to the Plan which shall read as follows:

Supplemental Executive Savings Plan
of The Provident Bank
Amendment Number One
Page 3


     "4B. Form of Supplemental ESOP Benefit. A Participant's supplemental ESOP benefit under this Plan shall be a benefit paid in the form of Company Stock to the extent of the units of Phantom Stock credited to the Participant's account. The value of a Participant's supplemental ESOP benefit at the time of distribution shall be equal to the number of units of Phantom Stock allocated to the Participant's Account multiplied by the fair market value of a share of Company Stock on the date of distribution plus the dollar value of any earnings thereon.

3. Paragraph 6 shall be amended by adding the following sentence to the end thereof:

     "The Employee's Beneficiary with respect to the ESOP benefit under the Plan shall be the same person who is his beneficiary in the ESOP."

4.   Paragraph 7 shall be amended in its entirety to provide as follows:

     "7. Notwithstanding any other provision of this Plan, the undistributed balance of each Participant's separate account, including the Participant's separate supplemental Savings Plan account and supplemental ESOP account, shall be distributed to him within 60 days after the date of a "Change in Control" as hereafter defined. For purposes hereof, a "Change in Control" shall mean the occurrence of any of the following events:

          (a) approval by the shareholders of Provident Financial Services, Inc. (the "Company") of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                    (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                    (ii) at least 51% of the securities entitled to vote
               generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any

Supplemental Executive Savings Plan
of The Provident Bank
Amendment Number One
Page 4

               persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

          (c) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

          (d) the occurrence of any event if, immediately following such event, members of the Company's Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company's Board of Directors:

               (i) individuals who were members of the Company's initial Board of Directors; or

               (ii) individuals, other than members of the Company's initial
                    Board of Directors who first became members of the Company's Board of Directors:

                    (A) upon election to serve as a member of the Company's Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (B) upon election by the shareholders of the Company to serve as a member of the Company's Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company's Board of Directors; or

          (e)  any event which would be described in Paragraph 7(a), (b), (c) or
               (d) if the term "Bank" were substituted for the term "Company" therein and the term "Bank's Board of Managers" were substituted for the term "Company's Board of Directors" therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Paragraph 7, the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act."

Supplemental Executive Savings Plan
of The Provident Bank
Amendment Number One
Page 5

4.   Paragraph 13 of the Plan shall be amended to read as follows:

     "13. Whenever used herein, the term "Board of Managers: shall mean the Board of Managers of The Provident Bank in its mutual form and the Board of Directors of The Provident Bank in its stock form Wherever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural."

5. Paragraphs 1, 5, and 11 of the Plan shall be deemed modified to the extent that there is a reference to the "Savings Plan" in such paragraphs. Said reference shall hereafter be deemed to read "Savings Plan and ESOP" or "Savings Plan or ESOP," as appropriate.

6. The last sentence of Paragraph 8 of the Plan shall be revised to read as follows:

     "The supplemental Savings Plan component of the Plan shall terminate upon the termination of the Savings Plan, unless sooner terminated by the Board of Managers and the supplemental ESOP component of the Plan shall terminate upon the termination of the ESOP component of the Plan, unless sooner terminated by the Board of Managers."

                  [Remainder of page intentionally left blank]

Supplemental Executive Savings Plan
of The Provident Bank
Amendment Number One
Page 6


     IN WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officers of The Provident Bank as of the ___ day of ________________, 2002.


ATTEST:                                  THE PROVIDENT BANK


__________________________               By:____________________________________
Secretary                                        Authorized Officer